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                                  Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

July 14, 1997

                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

Dear Sirs:

        Re:     CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION
                STATEMENT ON FORM SB-2 OF CASINOVATIONS INCORPORATED

I am securities counsel for the above mentioned Company.   I hereby consent to
the inclusion and reference to our name in the Registration Statement on Form SB-2 for Casinovations Incorporated dated July 14, 1997.

                                                          Yours very truly,



                                                         /s/   Jody M. Walker